UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

NATURALSHRIMP INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 Preston Road, Suite #300
Dallas, Texas 75248
(Address of principal executive offices, including zip code)

(866) 351-5907
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 18, 2020, NaturalShrimp Incorporated (the “Company”), entered into securities purchase agreements (the “Purchase Agreement”) with GHS Investments LLC, Platinum Point Capital LLC and BHP Capital NY (collectively, the “Investors”) , whereby, at the closing, the Investors have agreed to purchase from the Company an aggregate of 5,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), at a purchase price of $1,000 per share of Series D Preferred Stock. The aggregate purchase price for the Series D Preferred Stock is $5,000,000. In connection with the sale of the Series D Preferred Stock, the Investors will receive 6,000,000 shares of the Company’s common stock, par value $0.0001 (the “Commitment Shares”).

As further described in Item 3.03, the shares of Series D Preferred Stock have a stated value of $1,200 per share and are convertible into Common Stock at a price of $0.10 per share, subject to adjustment.

The representations and warranties contained in the Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement. The Purchase Agreement is not intended for investors and the public to obtain factual information about the current state of affairs of the parties.

 Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement and the forms of which is attached as Exhibits 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series D Preferred Stock and Commitment Shares were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On December 16, 2020, the Secretary of State of the State of Delaware delivered confirmation of the effective filing of the Company’s Certificate of Designations of the Preferred Stock, which established 20,000 shares of the Company’s Series D Preferred Stock, having such designations, rights and preferences as set forth therein (the “Series D Designation”).

The shares of Series D Preferred Stock have a stated value of $1,200 per share (the “Series D Stated Value”) and are convertible into Common Stock at the election of the holder of the Series D Preferred Stock, at any time following a Qualified Offering (as defined in the Series D Designation) at a price of $0.10 per share, subject to adjustment (the “Conversion Price”). Each holder of Series D Preferred Stock shall be entitled to receive, with respect to each share of Series D Preferred Stock then outstanding and held by such holder, dividends at the rate of twelve percent (12%) per annum (the “Preferred Dividends”).

The Preferred Dividends shall accrue and be cumulative from and after the date of issuance of any share of Series D Preferred Stock on a daily basis computed on the basis of a 360-day year and compounded daily. The Preferred Dividends are payable quarterly. The Company shall pay such dividends in the form of cash or Series D Preferred Stock, as determined by the Company.

The holders of Series D Preferred Stock rank senior to the Common Stock and Common Stock Equivalents (as defined in the Series D Designation) with respect to payment of dividends and rights upon liquidation and will vote together with the holders of the Common Stock on an as-converted basis, subject to beneficial ownership limitations, on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). In addition, as further described in the Series D Designation, as long as any of the shares of Series D Preferred Stock are outstanding, the Company will not take certain corporate actions without the affirmative vote at a meeting (or the written consent with or without a meeting) of the majority of the shares of Series D Preferred Stock then outstanding.

Each share of Series D Preferred Stock shall be convertible, at any time and from time to time after the Qualified Offering (as defined in Series D Designation) the at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series D Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

The Series D Designation are subject to certain Registration Rights, whereby if the Corporation does not complete a market listing to the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) within one hundred twenty (120) calendar days from the issuance of the Series D Preferred Stock, the Company will, within ten (10) calendar days, file a registration statement covering the shares of Common Stock underlying the Series D Preferred Shares. Additionally, the Company will include the shares of Common Stock underlying the Series D Preferred Shares in any registration statement which is being filed by the Corporation’s existing investment banker, provided, that said registration statement is not yet effective with the SEC and provided that the Company receives the prior written approval of said investment banker.

The foregoing description of the Series D Designation does not purport to be complete and is subject to, and qualified in its entirety by the Series D Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01, Item 3.02, and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of the Series D Convertible Preferred Stock
10.1	Form Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: December 22, 2020	By:	/s/ Gerald Easterling
	Name:	Gerald Easterling
	Title:	Chief Executive Officer